UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2008, Nabeel Gareeb informed the Board of Directors of MEMC Electronic Materials, Inc. (the “Company”) of his decision to resign as President and Chief Executive Officer and a director of the Company. The Company issued a press release on October 30, 2008, announcing Mr. Gareeb’s decision. Mr. Gareeb will step down from his positions with the Company effective November 12, 2008. The Company also announced that Marshall Turner, a current member of the Company’s Board of Directors, has been named interim Chief Executive Officer. Mr. Turner will assume this position effective November 12, 2008. Mr. Gareeb will remain with the Company through the end of the year in order to assist in the transition. As contemplated by Mr. Gareeb’s employment agreement with the Company, Mr. Gareeb will not receive severance pay or benefits. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Mr. Turner, age 67, has been a director of the Company since 2007. He served as Chairman and Chief Executive Officer of Toppan Photomasks, Inc. (formerly DuPont Photomasks, Inc.) from June 2003 through April 2005, and President and Chief Executive Officer of the company through May 2006. Toppan Photomasks manufactures photomasks for semiconductor chip fabricators. Mr. Turner is also a member of the board of directors of Xilinx, Inc. and the AllianceBernstein Funds.

Mr. Turner will be paid $75,000 per month for serving as interim Chief Executive Officer. On October 29, 2008, the Board of Directors also granted Mr. Turner a total of 40,000 options in consideration of his service as interim Chief Executive Officer. The options are exercisable at $16.99 per share (the market price on date of grant) and vest 20,000 shares on November 12, 2008 and 20,000 shares on February 10, 2009 (90 days after November 12, 2008). In connection with his appointment as interim Chief Executive Officer, Mr. Turner will resign from the Compensation Committee and Nominating and Corporate Governance Committee of the MEMC Board of Directors, although he will remain a director of MEMC.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits	Item
99.1	Press release dated October 30, 2008 furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: November 3, 2008	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Item

99.1	Press release dated October 30, 2008 furnished with this report.